AMENDED AND RESTATED LICENSING AGREEMENT

This Amended and Restated Licensing Agreement (“Agreement”) is made and entered into as of May 1, 2018 (“Effective Date”), by and between (i) SummerHaven Index Management, LLC (“SHIX”), a Delaware limited liability company with its principal place of business at 1266 East Main Street, Soundview Plaza, Fourth Floor, Stamford, CT 06902, (ii) United States Commodity Funds LLC (“USCF”), a Delaware limited liability company with its principal place of business at 1999 Harrison Street, Suite 1530, Oakland, California 94612, (iii) solely with respect to Section 3(g)(iii) of this Agreement, SummerHaven Investment Management, LLC (“SHIM”), a Delaware limited liability company with its principal place of business at 1266 East Main Street, Soundview Plaza, Fourth Floor, Stamford, CT 06902.

WHEREAS, pursuant to the licensing agreement between USCF and SHIM (as sublicensee of SHIX), dated December 11, 2009, as subsequently amended as of October 18, 2010, November 8, 2010, and July 1, 2011 (the “Prior Agreement”), USCF has licensed from SHIM the use of certain names and marks (“Service Marks”), including that of certain commodity indexes owned, calculated, maintained and published by SHIX (the “Indexes”), as set forth in Exhibit A (as such Exhibit may be amended from time to time to incorporate new or additional Service Marks or Indexes), and the use of the Indexes, in each case solely in connection with the operation of certain exchange-traded funds created as separate series of the United States Commodity Index Funds Trust (the “Trust”) and set forth on Exhibit B (as such Exhibit may be amended from time to time to incorporate new funds by mutual consent) (together, the “Funds”); and

WHEREAS, this Agreement amends and restates the Prior Agreement in its entirety; and

WHEREAS, SHIX is willing to continue to license the use of the Indexes and Service Marks under the terms of this Agreement; and

WHEREAS, USCF has under an amended and restated advisory agreement with SHIM (the “Advisory Agreement”), dated the same date as this Agreement, retained SHIM to continue to provide certain advisory services (“Services”) in connection with the operation of the Funds;

NOW, THEREFORE, in consideration of the foregoing, and in reliance upon the mutual promises contained in this Agreement, the parties, intending to be legally bound, agree as follows:

1.	LICENSE

(a)          Subject to the terms and conditions of the Agreement, SHIX hereby grants to USCF and the Funds a non-transferable, non-exclusive license (i) to use each Index as the basis, or a component, of a certain Fund, and (ii) subject to Section 1(c), to use and refer to the Indexes and the Service Marks and to reproduce, modify and create derivative works from any information provided to USCF by SHIX, in each case solely in connection with the marketing, promotion and sale of the Funds and their shares and in connection with making such disclosure about the Funds as USCF deems necessary or desirable under any applicable laws, rules or regulations in order to indicate the source of the Index (“License”). For the avoidance of doubt, USCF may grant a non-transferable, sublicense of the rights conferred under the License to ALPS Fund Services, Inc. (“ALPS”) for the sole purpose of permitting ALPS to provide website services for the Funds, provided that USCF shall be liable for any acts or omissions of ALPS in relation to the foregoing sublicense. Any such sublicense to ALPS shall expire upon the termination of this Agreement.

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(b)          SHIX reserves all rights with respect to each Index and the Service Marks except those expressly licensed to USCF hereunder; however, SHIX shall not grant any license permitting the use of the Service Marks or any Index for an exchange-traded fund on any U.S. or foreign securities exchange by any party other than USCF or the Fund (x) for as long as this Agreement remains in effect, and (y) for three (3) months following the termination of this Agreement but only if a termination has occurred by SHIX under Section 3(a) or Sections 3(g)(i), 3(g)(ii) or 3(g)(iv) hereto or by USCF under Section 3(a) hereto.

(c)          Right of First Offer. The parties agree as follows: (i) SHIX agrees that in the event it develops a commodity index, other than the Indexes, comprised of at least five commodities (“Other Index”), SHIX shall offer to license such Other Index together with all associated name service mark and/or other intellectual property rights to USCF on substantially similar terms as set forth herein and (with respect to SHIM) in the Advisory Agreement taken together, prior to agreeing to license such Other Index to any other person for the purpose of creating an exchange-traded fund on any U.S. or foreign securities exchange, and (ii) USCF shall not create and/or market a fund which trades or benchmarks an Other Index created by a third party as its investment strategy (in whole or in part) without first offering SHIX the ability to create a similar Other Index and license it to USCF on substantially similar terms as set forth herein and in the Advisory Agreement taken together.

(d)          USCF acknowledges that as between USCF and SHIX the Index and the Service Marks are the exclusive property of SHIX, and that the Index and its compilation and composition and change therein is in the control and discretion of SHIX. USCF agrees that any and all rights that might be acquired by its use of the Service Marks hereunder shall inure to the benefit of SHIX. USCF agrees and acknowledges that no rights to use the Index and the Service Marks are granted hereunder other than those specifically described and expressly granted herein. SHIX warrants and represents that USCF does not need to obtain a license from any person (other than the License provided herein) with respect to the use of the Index or Service Marks or the exercise of rights under the License. SHIX shall take all actions reasonably necessary to maintain the validity and enforceability of the Service Marks, and to protect the Service Marks from unauthorized use, during the term of this Agreement.

(e)          The goods and services offered and/or performed by USCF under the Service Marks shall be of high standard and shall be offered and performed in accordance with all applicable laws and regulations. USCF agrees that it will take no action which will, in SHIX’s sole judgment, impugn in any fashion the reputation of SHIX or the Service Marks. USCF shall submit to SHIX, for SHIX’s review and approval, all informational materials to be used in connection with the marketing, promotion, offer or sale of the Fund that in any way use or refer to SHIX (or any affiliate thereof), the Index or any of the Service Marks. SHIX’s approval shall be required with respect to the use of and description of SHIX (or any affiliate thereof), the Index or any of the Service Marks in all such informational materials; provided that such approval shall not be unreasonably withheld or delayed. SHIX shall notify USCF of its approval or disapproval of any informational materials submitted for SHIX’s approval within five (5) business days following receipt thereof from USCF. Once informational materials have been approved by SHIX, subsequent informational materials which do not materially alter the use or description of SHIX (or any affiliate thereof), the Index or the Service Marks, as the case may be, need not be submitted for review and approval.

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(f)           SHIX hereby grants USCF non-exclusive use of SHIX’s name(s), derivatives, logos, trademarks, service marks, domain names and trade names in connection with certain materials used in the ordinary course of business, such as prospectuses, financial reports, fund fact sheets, fund name and related materials, including advertising and marketing materials for the Funds. USCF hereby grants SHIX non-exclusive use of USCF’s name(s), derivatives, logos, trademarks, service marks, domain names and trade names in connection with certain materials used in the ordinary course of business, such as prospectuses, financial reports, fund fact sheets, fund name and related materials, including advertising and marketing materials for the Funds. The reciprocal limited license grants set forth in this Section 1(e) will be revoked as to future use as soon as the Agreement is terminated with respect to all Funds.

(g)          Except as otherwise expressly provided in this Agreement, including in any appendix hereto, neither party grants the other party hereto any other license, express or implied, to such party’s intellectual property rights or other proprietary rights other that as set forth herein. Each party shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

(h)          In connection with the License, SHIX shall (a) provide to USCF educational information and presentations regarding the Indexes and/or commodities investing, generally, as reasonably agreed, (b) provide such information and data as may reasonably be requested by USCF regarding the principals of SHIX and the Indexes for inclusion in regulatory filings and marketing materials for the Funds, and (c) make reasonably available upon adequate notice speakers for Fund marketing events and persons to be interviewed by the press who can describe the Indexes and its calculation and maintenance (collectively, “Services”).

(i)           The licenses granted in this Section 1 shall terminate with respect to a Fund upon termination of this Agreement with respect to such Fund.

(j)           USCF agrees that it will not contest ownership or validity of the Service Marks or oppose or seek to cancel any registration thereof by SHIX (or SHIX’s related entities). USCF Advisers shall not seek to register the Service Marks, or any word, symbol, name, mark or designation confusingly similar thereto, in any territory or jurisdiction.

(k)          USCF agrees to cooperate fully with SHIX, as SHIX may request and at SHIX’s expense, in the procurement and maintenance of any protection of SHIX’s rights in the Service Marks. SHIX shall have the sole right, at its expense, to bring any action on account of any infringement or unauthorized use of the Service Marks by others, and USCF shall cooperate with SHIX, as SHIX may request and at SHIX’s expense, in connection with any such action brought by SHIX.

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2.	FEES

For the license provided hereunder, USCF and/or the Fund will pay SHIX a license fee as set forth in the fee schedule attached as Exhibit C to this Agreement.

3.	TERM AND TERMINATION

(a)          The term of this Agreement shall be a period of ten (10) years from the Effective Date (“Initial Term”), unless earlier terminated by either party hereto in accordance with this Section 3. After the Initial Term, this Agreement shall continue for successive three-year periods (“Successive Term”) unless terminated by either party as of the end of the Successive Term by providing at least ninety (90) days’ written notice of such termination prior to the end of such Successive Term, except as otherwise provided in this Article 3. Upon termination of this Agreement USCF shall cease to use the Indexes and the Service Marks.

(b)          If a party (the “Breaching Party”) is in material breach of any terms of this Agreement, either USCF or SHIX, as the case may be, may so notify the Breaching Party in writing, specifying the nature of the breach in reasonable detail. The Breaching Party shall have thirty (30) calendar days from delivery of that notice to correct the breach; provided that, if the breach is not cured within the identified time period, the other party may terminate this Agreement at any time thereafter with another ninety (90) days’ written notice.

(c)          Either USCF or SHIX may terminate this Agreement upon ninety (90) days’ written notice to the other party if SHIX or USCF, as the case may be, is dissolved or its existence is terminated; becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; has a custodian, trustee, or receiver appointed for it, or for all or substantially all of its property; has bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy or similar law for the relief of debtors, instituted by or against it, and, if instituted against it, any of the foregoing is allowed or consented by the other party or is not dismissed within sixty (60) days after such institution.

(d)          Either USCF or SHIX may terminate this Agreement upon ninety (90) days’ written notice to the other party if any adverse finding is made in respect of, or official sanction imposed on, any party by any relevant regulatory authority which would be likely to have a material adverse effect on such party’s ability to perform its obligations under this Agreement.

(e)          SHIX shall have the right, in its discretion, to cease calculation and publication of any Index and, in the event that such Index is discontinued, to terminate this Agreement as to one or more Funds using the Index if SHIX does not intend to calculate and publish a replacement or substitute index. SHIX shall give USCF at least one hundred and eighty (180) days’ written notice prior to such discontinuance, which notice shall specify whether a replacement or substitute index will be available. USCF shall have the option hereunder to use any such replacement index under the terms of this Agreement by notifying SHIX within ninety (90) days of receiving written notice from SHIX regarding the replacement index, on the same terms and conditions (including payment of fees as set forth in Section 2 of the Licensing Agreement) as USCF or the Fund previously used the discontinued Index.

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(f)           USCF may terminate this Agreement with respect to an Index upon ninety (90) days’ prior written notice to SHIX if:

(i)	USCF is informed of the final adoption of any legislation or regulation that materially impairs USCF’s ability to market, promote, or issue, redeem or list on an exchange, shares of the Fund based on such Index;
(ii)	Any material litigation or regulatory proceeding regarding a Fund based on such Index is commenced which requires such Fund to cease existence, and no successor Fund is commenced with similar investment objectives;
(iii)	USCF elects to terminate the public offering or other distribution of the Fund based on such Index; or

(g)          SHIX may terminate this Agreement upon ninety (90) days’ prior written notice to USCF if:

(i)	SHIX is informed of the final adoption of any legislation or regulation that materially impairs SHIX’s ability to license or provide an Index under this Agreement;
(ii)	During the term of this Agreement, the Advisory Agreement is terminated with respect to a specific Fund and such Fund ceases to operate, provide that such termination of this Agreement shall only be with respect to such Fund;
(iii)	During the term of the License Agreement, USCF retains the services of an additional commodity trading advisor (i.e., in addition to SHIM) or a replacement commodity trading advisor (i.e., a a replacement subsequent to termination of the Advisory Agreement) to manage any assets of the Funds (“Additional Advisor”) without obtaining the prior written consent of SHIX; or
(iv)	Any material litigation or regulatory proceeding regarding a Fund is commenced;

(h)          SHIX may terminate this Agreement in the event of a Change of Control of USCF upon one hundred and eighty (120) days’ prior written notice to USCF, with such notice to be given within thirty (30) days after the expiration of a ninety (90) day period which begins immediately upon the occurrence of such Change of Control (notice of which shall be given by USCF to SHIX prior to or immediately upon the occurrence of such event); provided, however, that if SHIX does not so give notice to terminate this Agreement, this Agreement shall automatically extend for three (3) years from the end date of the Initial Term.

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(i)           USCF may terminate this Agreement in the event of a Change of Control of SHIX upon one hundred and twenty (120) days’ prior written notice to SHIX, with such notice to be given within thirty (30) days after the expiration of a ninety (90) day period which begins immediately upon the occurrence of such Change of Control (notice of which shall be given by SHIX to USCF prior to or immediately upon the occurrence of such event); provided, however, that if USCF does not so give notice to terminate this Agreement, this Agreement shall automatically extend for three (3) years from the end date of the Initial Term.

(j)           For purposes of this Agreement, “Change of Control” of SHIX or USCF means the occurrence of any of the following: (1) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all its assets, or (2) the sale, lease, transfer, conveyance or other disposition by a party of more than 50% of its outstanding voting equity or beneficial ownership as of the Effective Date (whether at the time of such disposition or in increments).

(k)          No fees under Article 2 of this Agreement will be payable to SHIX by USCF after termination of this Agreement as set forth in this Article 3 except any outstanding fees. The fee for the month in which this Agreement is terminated will be pro-rated based on the number of days in the month during which the Agreement was in effect.

(l)           The parties hereby expressly agree that in the event of the termination of the Advisory Agreement (with respect to a Fund or in its entirety) for any reason, SHIX and its affiliates shall not have, and shall not be required to have or maintain:

(i)	any communication with USCF regarding, or any day-to-day involvement in, the trading activities of the Fund[s] (including but not limited to receiving pre-trade information regarding contract selection or timing of position rolls and rebalancing);
(ii)	any visibility into the portfolios held by the Fund[s] (other than what is publicly available), which information USCF shall not furnish to SHIX or any affiliate thereof;
(iii)	any visibility into creation or redemption-related trading activity by the Fund[s], which information USCF shall not furnish to SHIX or any affiliate thereof;

4.          For the avoidance of doubt, so long as this Agreement remains in effect, SHIX will continue to provide services and support for the Indexes to USCF consistent with the services and support SHIX provided to USCF under the Advisory Agreement prior to termination of the Advisory Agreement. INDEMNIFICATION; LIMITATION OF LIABILITY

(a)          Neither SHIX and its affiliates nor any of their officers, directors, shareholders, members, partners, employees and any person who controls SHIX (collectively, “Advisory Affiliates”) shall be liable to USCF or any Fund under the terms of this Agreement, except for acts or omissions of SHIX or an Advisory Affiliate which constitute willful misconduct, gross negligence, bad faith, or material breach of this Agreement or applicable law. USCF shall indemnify, defend and hold SHIX and its Advisory Affiliates, representatives, agents, attorneys, service providers, successors and assigns (collectively, the “SHIX Indemnified Parties”) harmless from and against any and all claims, liabilities, obligations, judgments, causes of action, costs and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) in connection with or arising out of this Agreement, including but not limited to any material breach of this Agreement by USCF or any disclosure in the Registration Statement of any Fund (except disclosure about SHIX or the Index that has been specifically approved by SHIX), provided such Losses were not the result of any action or inaction of such SHIX Indemnified Party that constituted willful misconduct, gross negligence or bad faith of such party, or a material breach by such party of this Agreement or applicable law.

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(b)          SHIX shall indemnify, defend and hold USCF and its affiliates, members, directors, officers, shareholders, employees, representatives, agents, attorneys, successors and assigns (collectively, the “USCF Indemnified Parties”, and together with the SHIX Indemnified Parties, the “Indemnified Parties” or an “Indemnified Party”) harmless from and against any and all Losses arising out of (i) any material breach of this Agreement by SHIX, (ii) any disclosure in the Registration Statement of the Fund about SHIX or the Index that has been specifically approved by SHIX, (iii) any claim that SHIX does not possess all rights necessary to grant the License granted by this Agreement, or (iv) any claim of infringement, misappropriation, dilution or other violation of the intellectual property or license rights of third parties arising from the use of the Index or the Service Marks as licensed to USCF under this Agreement, except to the extent Losses are the result of any negligent act or omission of an USCF Indemnified Party or (v) the gross negligence or willful misconduct of SHIX in performing or satisfying its obligations under this Agreement.

(c)          Except as otherwise expressly provided herein, in no event shall either USCF or SHIX be liable to each other, nor shall SHIX be liable to the Funds, for any indirect, incidental, special or consequential damages, even if the party or an authorized representative thereof has been advised of the possibility of such damages. Nothing in this Agreement shall in any way constitute a waiver or limitation on any rights which a party may have under the federal securities laws.

(d)          Promptly after receipt by any Indemnified Party of notice of the commencement of any action, the Indemnified Party shall, if indemnification is to be sought against the other party (the “Indemnifying Party”) under this Section 4, notify the Indemnifying Party in writing of the commencement thereof, but the omission to notify the Indemnifying Party shall relieve the Indemnifying Party from liability hereunder only to the extent that such omission results in the forfeiture by the Indemnifying Party of rights or defenses with respect to such action. In any action or proceeding, following provision of proper notice by the Indemnified Party of the existence of such action, the Indemnified Party shall be entitled to participate in any such action and to assume the defense thereof, with counsel of its choice, and after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of the action, the Indemnifying Party shall not be liable to such Indemnified Party hereunder for any attorneys’ fees subsequently incurred by the Indemnified Party. The Indemnified Party shall cooperate in the defense of settlement of claims so assumed. The Indemnifying Party shall not be liable hereunder for the settlement by the Indemnified Party for any claim or demand unless it has previously approved the settlement or it has been notified of such claim or demand and has failed to provide a defense in accordance with the provisions hereof. In the event that the Indemnifying Party assumes the defense of the action, in negotiating any settlement the Indemnifying Party shall use commercially reasonable efforts to avoid any negative reputational or legal consequences to the Indemnified Party, and the Indemnified Party shall have the right to approve the terms of any settlement as to any such reputational or legal consequences in its reasonable discretion. Without limiting the foregoing, in no event may either party make any admission of liability by or on behalf of the other party without such other party’s express prior written consent.

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5.	COVENANTS, REPRESENTATIONS AND WARRANTIES

(a)          Representations and Warranties of SHIX. SHIX represents and warrants that:

(i)	SHIX has the full power and authority to enter into this Agreement and to perform the services described under this Agreement.
(ii)	SHIX is a limited liability company duly organized and validly existing under the laws of the state of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted.
(iii)	The execution, delivery and performance by SHIX of this Agreement are within SHIX’s powers and have been duly authorized by all necessary action and no further action is required on its part to authorize this Agreement.
(iv)	The execution, delivery and performance by SHIX of this Agreement do not violate or result in a default under (i) any provision of applicable law, rule or regulation, (ii) SHIX’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon SHIX.
(v)	This Agreement and each other agreement, instrument or document to be executed and delivered by SHIX pursuant to this Agreement constitutes the legal, valid and binding obligation of SHIX, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and other laws and equitable principles affecting creditors’ rights generally and the discretion of the courts in granting equitable remedies.
(vi)	SHIX represents that its other engagements or activities are not of a nature or magnitude so as to have a material adverse effect on its ability to provide the Services. USCF acknowledges and agrees that SHIX and its principals are required to devote only such time as may be reasonably required with respect to the Services.
(vii)	SHIX represents and warrants that it has the right to grant licenses to the Indexes and the Service Marks and that to its knowledge use of the Indexes and Service Marks by USCF as provided herein shall not infringe any trade name, trademark, trade dress, copyright, other proprietary right, or contractual right of any person not a party to this Agreement. EXCEPT FOR THE WARRANTIES SET FORTH HEREIN, SHIX MAKES NO WARRANTY, EXPRESS OR IMPLIED, CONCERNING THE INDEX OR THE SERVICE MARKS, AND MAKES NO WARRANTY AS TO THEIR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, SHIX DOES NOT GUARANTEE THE QUALITY, ACCURACY, AND/OR COMPLETENESS OF THE INDEX OR THE SERVICE MARKS.
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(b)          Representations and Warranties of USCF. USCF represents and warrants that:

(i)	USCF has the full power and authority to enter into this Agreement, to serve as the sponsor to the Funds and to perform the services described under this Agreement.
(ii)	USCF is a limited liability company duly organized and validly existing under the laws of the state of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted.
(iii)	The execution, delivery and performance by USCF of this Agreement are within USCF’s powers and have been duly authorized by all necessary action and no further action is required on its part to authorize this Agreement.
(iv)	The execution, delivery and performance by USCF of this Agreement do not violate or result in a default under (i) any provision of applicable law, rule or regulation, (ii) USCF’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon USCF.
(v)	USCF is registered with applicable regulators in each capacity in which it is required to register to perform its duties with respect to the Trust and the Funds, and under this Agreement and will continue to be so registered, if required, so long as this Agreement remains in effect.
(vi)	This Agreement and each other agreement, instrument or document to be executed and delivered by USCF pursuant to this Agreement constitutes the legal, valid and binding obligation of USCF, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and other laws and equitable principles affecting creditors’ rights generally and the discretion of the courts in granting equitable remedies.
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(c)          Covenants of SHIX.

(i)	SHIX will promptly notify USCF of the occurrence of any event that would substantially impair SHIX’s ability to fulfill its commitments under this Agreement.
(ii)	SHIX will promptly notify USCF if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, government agency, self-regulatory organization, public board or body, involving the affairs of USCF or any Fund, or, in the case of SHIX, that would impact SHIX’s ability to perform under this Agreement, in each case, unless SHIX is prohibited from doing so.

(d)          Covenants of USCF.

(i)	USCF will promptly notify SHIX, of the occurrence of any event that would substantially impair the ability of USCF to fulfill its commitment under this Agreement.
(ii)	USCF will promptly notify SHIX, if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, government agency, self-regulatory organization, public board or body, involving the affairs of any Fund or, in the case of USCF, that would impact the ability of USCF to perform under this Agreement, in each case, unless USCF is prohibited from doing so.
(iii)	USCF agrees to include the following disclosure or the substance thereof in each Fund’s prospectus, commencing with the first prospectus of such Fund that is filed with the SEC and/or the NFA, as applicable, after the Effective Date:

“THE INDEX [AS APPLICABLE] IS THE EXCLUSIVE PROPERTY OF SHIX, WHICH HAS LICENSED CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND THE INDEX FOR USE BY USCF. SHIX IS SOLELY RESPONSIBLE FOR DETERMINING THE SECURITIES INCLUDED IN, AND THE CALCULATION OF, THE INDEX. NEITHER SHIX NOR ITS AFFILIATES MAKE ANY REPRESENTATIONS REGARDING THE APPROPRIATENESS OF THE FUND’S INVESTMENTS FOR THE PURPOSE OF TRACKING THE PERFORMANCE OF THE INDEX OR OTHERWISE.”

6.	CONFIDENTIAL INFORMATION

(a)          By virtue of this Agreement, either USCF or SHIX may have access to information that is confidential to the other party including, without limitation, all business, technical, financial, customer and/or any other proprietary information of a party or its affiliates, products, processes, tools, services, technical knowledge and any other information and/or materials clearly marked as confidential or information identified as confidential at the time of disclosure or summarized as confidential in a written memorandum delivered to the recipient within thirty (30) calendar days of disclosure, including, without limitation, all information concerning the Index, whether or not so marked (collectively, “Confidential Information”). Notwithstanding the foregoing, a party’s Confidential Information shall not include information which: (i) is or becomes a part of the public domain through no act or omission of the other party; (ii) was in the other party’s lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (iii) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (iv) is independently developed by the other party without reference to any Confidential Information. In addition, the obligations of this Section 6 do not apply to confidential information that is required to be disclosed pursuant to a duly authorized subpoena, court order, or government authority, provided that to the extent permitted by law the party subject to same shall provide immediate written notice to the other party upon receipt of subpoena, order, or other disclosure requirement prior to such disclosure and allow such other party the opportunity to intervene in the action in order to attempt to enjoin such subpoena, order, or other disclosure requirement. Such Confidential Information shall remain confidential for all other purposes.

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(b)         USCF and SHIX agree to maintain the confidentiality of the Confidential Information, except that the Confidential Information may be disclosed (i) to their respective affiliates and their respective affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (ii) to the extent requested by any governmental authority, taxing authority or self-regulatory authority, (iii) to the extent required by applicable law or by any subpoena or similar legal process (provided that to the extent permitted by law the party subject to same shall provide immediate written notice to the other party upon receipt of subpoena, order, or other disclosure requirement prior to such disclosure and allow such other party the opportunity to intervene in the action in order to attempt to enjoin such subpoena, order, or other disclosure requirement), (iv) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the rights granted hereunder, (v) in the regulatory filings of USCF, the Trust and the Funds, in a manner determined to be appropriate or required by USCF by or on behalf of USCF, the Trust or the Funds and (vi) with the consent of the other party. Such Confidential Information shall remain confidential for all other purposes.

(c)         USCF and SHIX agree to secure and protect the Confidential Information of each other in a manner consistent with the maintenance of the other party’s rights therein, using at least as great a degree of care as each party uses to maintain the confidentiality of its own confidential information of a similar nature, but in no event using less than its reasonable efforts. None of USCF nor SHIX shall sell, transfer, publish, disclose, or otherwise make available any portion of the Confidential Information of the other party to third parties, except as necessary to perform its obligations under this Agreement or as expressly authorized in this Agreement. Each party represents that it has, and agrees to maintain, an appropriate agreement with each third party who may have access to Confidential Information sufficient to enable such party to comply with all of the terms of this Agreement.

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(d)          USCF and SHIX agree that the unauthorized use by any party of the other party’s Confidential Information will diminish the value of such Confidential Information and will cause substantial and irreparable damage to the party whose Confidential Information was improperly disclosed, and that the remedies generally available at law may be inadequate. Accordingly, USCF and SHIX agree that a breach of this Section 6 shall entitle SHIX (in the case of a breach by USCF) or USCF (in the case of a breach by SHIX) to seek equitable relief to protect its interest herein, including injunctive relief, as well as money damages. The parties agree that the obligations under this Section shall survive the termination or expiration of this Agreement.

(e)          Each party shall be free to use for itself and for others in any manner the general knowledge, skill or experience acquired by it in connection with this Agreement.

7.	GENERAL

(a)          Binding Arbitration. Any controversy or claim arising out of or relating to this Agreement for the breach hereof which cannot be settled by the parties and does not request or require injunctive relief, shall be settled by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association (“AAA”) in New York, NY, except to the extent inconsistent with the rules set forth herein. The parties shall endeavor to appoint a single arbitrator, and failing that, USCF and SHIX may each select one arbitrator with knowledge of the subject matter of this Agreement. Selection shall be completed within twenty (20) days of the receipt of a demand for arbitration. If either party fails to select an arbitrator within such twenty (20) day period, the one selected shall act as sole arbitrator. If two arbitrators have been selected, the two arbitrators selected shall select a third within fifteen (15) days after their selection. If they fail to do so, the third arbitrator shall be selected by the AAA. The award of any arbitration shall be final, conclusive and binding on the parties hereto. The arbitrators may award any legal or equitable remedy. The arbitration award may include an award of attorneys’ fees to the prevailing party. Judgment upon any arbitration award may be entered and enforced in any court of competent jurisdiction.

(b)          Interpretation. Titles and paragraph headings herein are for convenient reference only and are not part of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(c)          Independent Contractors. USCF and SHIX are independent contractors to one another. Nothing in this Agreement shall be construed to create a partnership, joint venture or agency relationship between USCF, on the one hand, and SHIX, on the other hand.

(d)          Force Majeure. No party shall be in default or otherwise liable for any delay in or failure of its performance under this Agreement where such delay or failure arises by reason of any act of God, or any government or any governmental body, any act of war or terrorism, the elements, strikes or labor disputes, or other similar or dissimilar cause beyond the control of such party.

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(e)          Notice. All notices, including notices of address changes, required to be sent hereunder shall be in writing and shall be deemed to have been given one day after being delivered to a reputable overnight courier service, postage prepaid to the appropriate address below:

To USCF at:

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612

Attn: John Love, President and Chief Executive Officer

Tel: (510) 522-9600

Email: jlove@uscfinvestments.com

With a copy to:

Carolyn Yu, General Counsel

Tel: (510) 522-9600

Email: cyu@uscfinvestments.com

To SHIX at:

SummerHaven Index Management, LLC

Soundview Plaza

Fourth Floor

1286 East Main Street

Stamford, CT 06902

Telephone: (203) 352-2700

Email: arizvi@summerhavenim.com

With a copy to:

Robert Chender, Esq.

Seward & Kissel LLP

1 Battery Park Plaza

New York, NY 10004

Tel: (212) 574-1415

Email: chender@sewkis.com

(f)           Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, such provision shall be deemed to be restated to be enforceable, in a manner which reflects, as nearly as possible, the intent and economic effect of the invalid provision in accordance with applicable law. If necessary or appropriate, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible. The remainder of this Agreement shall remain in full force and effect.

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(g)          Waiver. The waiver by any party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

(h)          Modification. No representation or promise hereafter made, nor any modification or amendment of this Agreement, shall be binding unless in writing and executed by duly authorized agents of all parties affected by the modification or amendment.

(i)           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same document.

(j)           Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. USCF may not assign this Agreement or any of the rights or obligations granted hereunder without SHIX’s prior written consent, and SHIX may not assign this Agreement or any of the rights or obligations granted hereunder (except to an affiliate under common control) without USCF’s prior written consent.

(k)          No Strict Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(l)           No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

(m)         Governing Law. This Agreement shall be governed by and construed solely and exclusively in accordance with the laws of the State of New York, without reference to its conflicts of law principles.

(n)          Survival. The terms of Sections 2, 3(i), 3(j), 4, 6, and 7 shall survive the expiration or termination of this Agreement.

(o)          Authority. The person signing this Agreement on behalf of each party has been properly authorized and empowered to execute agreements such as this Agreement on behalf of such party.

(p)          Entire Agreement. This Agreement and any Exhibits constitute the complete agreement between the parties and supersede all previous or contemporaneous agreements, proposals, understandings, and representations, written or oral, with respect to the subject matter addressed herein.

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IN WITNESS WHEREOF, the parties have entered into this Licensing Agreement, and intend to be legally bound by it, as of the Effective Date.

UNITED STATES COMMODITY FUNDS LLC:

By:	/s/ John P. Love

Name:	John P. Love

Title:	President & CEO

SummerHaven INDEX Management, LLC:

By:	/s/ Ashraf R. Rizvi

Name:	Ashraf R. Rizvi

Title:	Partner

SummerHaven INVESTMENT Management, LLC, solely with respect to Section 3(g)(iii):

By:	/s/ Ashraf R. Rizvi

Name:	Ashraf R. Rizvi

Title:	Partner
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EXHIBIT A

Indexes:

1.	SummerHaven Dynamic Commodity Index
2.	SummerHaven Dynamic Agricultural Index
3.	SummerHaven Copper Index
4.	SummerHaven Dynamic Metals Index

Service Marks:

1.	SDCI
2.	SDAI
3.	SCI
4.	SDMI
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EXHIBIT B

United States Commodity Index Fund

United States Agricultural Index Fund

United States Copper Index Fund

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EXHIBIT C

FEE SCHEDULE

USCF and/or the Fund(s) will pay to SHIX with respect to each Fund an annual fee of $15,000 per Fund payable within 10 days after the beginning of each calendar year. Additionally, USCF and/or the Fund(s) will pay the Services and License Fee (as defined below) for the applicable Fund as a percentage of the average daily assets of such Fund to SHIX. The “Services and License Fee” for the applicable Fund for each month will be calculated according to the following formula:

Total Assets of the applicable Fund x ((A – B) x 0.5) –C, divided by 365.

•	“A” equals the amount of the management fee payable to USCF for its services to the Trust and the Fund, which fee will be a percentage of the such Fund’s net asset value and paid by such Fund (the “Management Fee”),
•	“B” equals
•	14 basis points in connection with the SummerHaven Dynamic Commodity Index, or,
•	18 basis points in connection with the SummerHaven Dynamic Agriculture Index, the SummerHaven Dynamic Metals Index, and the SummerHaven Copper Index
•	“C” equals the lesser of: (i) 6 basis points; or (ii) (a) the amount paid to SummerHaven Investment Management LLC pursuant to the Advisory Agreement, or (b) in the event of termination of the Advisory Agreement for any reason, , or (c) in the event that another party becomes an additional commodity trading advisor, the total amounts paid to SHIM and such other commodity trading advisor.
•	“Total Assets” means assets under USCF’s management of the applicable Fund.

On any days that the hares of the applicable Fund are not traded, the Total Assets will be those determined on the previous day on which such Fund’s shares were traded. The Services and License Fee shall be paid within 30 days after the last Business Day of each month.

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